QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
ABBOTT LABORATORIES
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/	No fee required.
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/ /	Fee paid previously with preliminary materials.
/ /
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

**Abbott Laboratories**

N
H3C
N
HO
O
CH3
O
O
CH3
O

PK

Abbott Laboratories
100 Abbott Park Road
Abbott Park, Illinois 60064-6400 U.S.A.

Your Vote
Is Important

Please sign and promptly return your
proxy in the enclosed envelope or vote
your shares by telephone or using the Internet.

Notice of Annual Meeting
of Shareholders

The Annual Meeting of the Shareholders of Abbott Laboratories will be held at Abbott's headquarters, 100 Abbott Park Road, at the intersection of Route 137 and Waukegan Road, Lake County, Illinois, on Friday, April 27, 2001, at 9:00 a.m. for the following purposes:

•  To elect thirteen directors to hold office until the next Annual Meeting or until their successors are elected (Item 1 on proxy card);

•  To ratify the appointment of Arthur Andersen LLP as auditors of Abbott for 2001 (Item 2 on proxy card); and

•  To transact such other business as may properly come before the meeting, including consideration of the shareholder proposal on prescription drug pricing, if such proposal is presented at the meeting (Item 3 on proxy card).

The board of directors recommends that you vote FOR Items 1 and 2 on the proxy card. The board of directors recommends that you vote AGAINST Item 3 on the proxy card.

The close of business February 28, 2001, has been fixed as the record date for determining the shareholders entitled to receive notice of and to vote at the Annual Meeting.

Admission to the meeting will be by admission card only. If you plan to attend, please complete and return the reservation form on the back cover, and an admission card will be sent to you.

By order of the board of directors.

JOSE M. DE LASA
 Secretary
 March 13, 2001

Abbott Laboratories

Proxy Statement

Solicitation of Proxies

The accompanying proxy is solicited on behalf of the board of directors for use at the Annual Meeting of Shareholders. The meeting will be held on April 27, 2001, at Abbott's headquarters, 100 Abbott Park Road, at the intersection of Route 137 and Waukegan Road, Lake County, Illinois. This proxy statement and the accompanying proxy card are being mailed to shareholders on or about March 13, 2001.

Information about the Annual Meeting

Who Can Vote

Shareholders of record at the close of business on February 28, 2001, will be entitled to notice of and to vote at the Annual Meeting. As of January 31, 2001, Abbott had 1,546,586,357 outstanding common shares, which are Abbott's only outstanding voting securities. All shareholders have cumulative voting rights in the election of directors and one vote per share on all other matters.

Cumulative Voting

Cumulative voting allows a shareholder to multiply the number of shares owned by the number of directors to be elected and to cast the total for one nominee or distribute the votes among the nominees as the shareholder desires. Nominees who receive the greatest number of votes will be elected. If you wish to cumulate your votes, you must sign and mail in your proxy card or attend the Annual Meeting.

Voting by Proxy

All of Abbott's shareholders may vote by mail or at the Annual Meeting. The bylaws provide that a shareholder may authorize no more than three persons as proxies to attend and vote at the meeting. Most of Abbott's shareholders may also vote their shares by telephone or the Internet. If you vote by telephone or the Internet, you do not need to return your proxy card. The instructions for voting by telephone or the Internet can be found with your proxy card.

Revoking a Proxy

You may revoke your proxy by voting in person at the Annual Meeting or, at any time prior to the meeting:

•  by delivering a written notice to the secretary of Abbott,

•  by delivering an authorized proxy with a later date, or

•  by voting by telephone or the Internet after you have given your proxy.

Discretionary Voting Authority

Unless authority is withheld in accordance with instructions on the proxy, the persons named in the proxy will vote the shares covered by proxies they receive to elect the 13 nominees named in Item 1 on the proxy card. Should a nominee become unavailable to serve, the shares will be voted for a substitute designated by the board of directors, or for fewer than 13 nominees if, in the judgment of the proxy holders, such action is necessary or desirable. The persons named in the proxy may also decide to vote shares cumulatively so that one or more of the nominees may receive fewer votes than the other nominees (or no votes at all), although they have no present intention of doing so.

Where a shareholder has specified a choice for or against the ratification of the appointment of Arthur Andersen LLP as auditors, or the approval of the shareholder proposal, or where the shareholder has abstained on these matters, the shares represented by the proxy will be voted as specified. Where no choice has been specified, the proxy will be voted FOR ratification of Arthur Andersen LLP as auditors and AGAINST the shareholder proposal.

The board of directors is not aware of any other issue which may properly be brought before the meeting. If other matters are properly brought before the meeting, the accompanying proxy will be voted in accordance with the judgment of the proxy holders.

Quorum and Vote Required to Approve Each Item on the Proxy

A majority of the outstanding shares entitled to vote on a matter, represented in person or by proxy, constitutes a quorum for consideration of that matter at the meeting. The affirmative vote of a majority of the shares represented at the meeting and entitled to vote on a matter shall be the act of the shareholders with respect to that matter.

Effect of Broker Non-Votes and Abstentions

A proxy submitted by an institution such as a broker or bank that holds shares for the account of a beneficial owner may indicate that all or a portion of the shares represented by that proxy are not being voted with respect to a particular matter. This could occur, for example, when the broker or bank is not permitted to vote those shares in the absence of instructions from the beneficial owner of the stock. These "non-voted shares" will be considered shares not present and, therefore, not entitled to vote on that matter, although these shares may be considered present and entitled to vote for other purposes. Non-voted shares will not affect the determination of the outcome of the vote on any matter to be decided at the meeting. Shares represented by proxies which are present and entitled to vote on a matter but which have elected to abstain from voting on that matter will have the effect of votes against that matter.

Inspectors of Election

The inspectors of election and the tabulators of all proxies, ballots, and voting tabulations that identify shareholders are independent and are not Abbott employees.

Cost of Soliciting Proxies

Abbott will bear the cost of making solicitations from its shareholders and will reimburse banks and brokerage firms for out-of-pocket expenses incurred in connection with this solicitation. Proxies may be solicited by mail or in person by directors, officers, or employees of Abbott and its subsidiaries.

Abbott has retained Georgeson Shareholder Communications Inc. to aid in the solicitation of proxies, at an estimated cost of $17,500 plus reimbursement for reasonable out-of-pocket expenses.

Confidential Voting

It is Abbott's policy that all proxies, ballots, and voting tabulations that reveal how a particular shareholder has voted be kept confidential and not be disclosed, except:

•  where disclosure may be required by law or regulation,

•  where disclosure may be necessary in order for Abbott to assert or defend claims,

•  where a shareholder provides comments with his or her proxy,

•  where a shareholder expressly requests disclosure,

•  to allow the inspectors of election to certify the results of a vote, or

•  in limited circumstances, such as a contested election or proxy solicitation not approved and recommended by the board of directors.

Information Concerning Security Ownership

On January 31, 2001, the Abbott Laboratories Stock Retirement Trust, c/o Abbott Laboratories, 100 Abbott Park Road, Abbott Park, Illinois 60064-6400, held 95,104,514 of Abbott's common shares (approximately 6.1 percent of the outstanding common shares). These shares were held for the individual accounts of approximately 37,347 employees and other plan participants who participate in the Abbott Laboratories Stock Retirement Plan. The Stock Retirement Trust is administered by both a trustee and three co-trustees. The trustee of the Trust is Putnam Fiduciary Trust Company. The co-trustees are G. P. Coughlan, G. W. Linder, and T. M. Wascoe, officers of Abbott. The voting power with respect to the shares owned by the Trust is held by and shared among the co-trustees. The co-trustees must solicit and follow voting instructions from the participants, if the co-trustees determine that a matter to be voted on at a shareholder meeting could materially affect the interests of participants. The co-trustees have not determined that any of the matters being considered at the 2001 Annual Meeting would materially affect the interests of participants. The individual participants have investment power over these shares, as provided by the terms of the Trust. The Trust Agreement is of unlimited duration. The co-trustees are also fiduciaries for certain other employee benefit trusts maintained by Abbott and have shared voting and/or investment power with respect to the 3,099,610 common shares (approximately .2 percent of the outstanding shares of Abbott) held by those trusts.

Information Concerning Nominees for Directors (Item 1 on Proxy Card)

Thirteen directors are to be elected to hold office until the next Annual Meeting or until their successors are elected. All of the nominees are currently serving as directors.

Nominees for Election as Directors

Roxanne S. Austin                  Age 40                 Director since 2000

Corporate Senior Vice President and Chief Financial Officer, Hughes Electronics Corporation, El Segundo, California (Satellite and Wireless Communications Company)

Ms. Austin was elected corporate senior vice president and chief financial officer of Hughes Electronics Corporation in 1997 and is a member of both its executive and its management committees. Ms. Austin served as Hughes Electronics' vice president, treasurer, chief accounting officer and controller from December 1996 to July 1997, as its vice president, treasurer, and controller from July 1996 to December 1996, and as its vice president and controller from July 1993 to July 1996. Prior to joining Hughes, Ms. Austin was a partner at the accounting firm, Deloitte and Touche. Ms. Austin earned her B.B.A. degree in accounting from the University of Texas at San Antonio. She is a member of the Financial Executives Institute, California State Society of Certified Public Accountants, and the American Institute of Certified Public Accountants, and serves on the board of trustees of the California Science Center. Ms. Austin serves on the board of directors of Direct TV Latin America and PanAmSat Corporation.

H. Laurance Fuller                  Age 62                 Director since 1988

Retired Co-Chairman of the Board, BP Amoco, p.l.c., London, United Kingdom
(Integrated Petroleum and Chemicals Company)

Mr. Fuller was elected president of Amoco Corporation in 1983 and chairman and chief executive officer in 1991. As the result of the merger of British Petroleum, p.l.c. and Amoco effective December 31, 1998, he became co-chairman of BP Amoco, p.l.c. He retired from that position in April 2000. He is a director of J.P. Morgan Chase and Co., Motorola, Inc., Security Capital Group, Inc., and the Rehabilitation Institute of Chicago; and a trustee of the Chicago Symphony Orchestra and Cornell University.

Jack M. Greenberg                 Age 58                 Director since 2000

Chairman and Chief Executive Officer, McDonald's Corporation, Oak Brook, Illinois
(Developer, Operator, and Franchiser of a Worldwide System of Restaurants)

Mr. Greenberg has served as chairman of McDonald's Corporation since May 1999 and also as its chief executive officer since August 1998. He served as McDonald's president from August 1998 to May 1999, and as its vice-chairman from December 1991 to 1998. Mr. Greenberg also served as chairman (from October 1996) and chief executive officer (from July 1997) of McDonald's USA until August 1998. Mr. Greenberg has been a member of McDonald's board of directors since 1982. Mr. Greenberg is a graduate of DePaul University's School of Commerce and School of Law. He is a member of the American Institute of Certified Public Accountants, the Illinois CPA Society and the Chicago Bar Association. Mr. Greenberg is a director of Harcourt General and is a member of the Council of the World Economic Forum. He is also a member of the board of trustees of DePaul University, the Field Museum, and the Chicago Symphony Orchestra.

David A. Jones                          Age 69            Director since 1982

Chairman, Humana Inc., Louisville, Kentucky (Health Plan Business)

Mr. Jones is co-founder of Humana Inc. and served as chairman and chief executive officer since its organization in 1961 until he retired as chief executive officer on December 1, 1997. On August 3, 1999, Mr. Jones resumed his responsibilities as chief executive officer and held that position until February 3, 2000, when he resumed the position of chairman.

Jeffrey M. Leiden, M.D., Ph.D.            Age 45           Director since 1999

Executive Vice President, Pharmaceuticals, and Chief Scientific Officer, Abbott Laboratories

In July 2000, Dr. Leiden was elected chief scientific officer of Abbott Laboratories and in August 2000 was elected its executive vice president, pharmaceuticals. From July 1999 until July 2000, Dr. Leiden was Elkan R. Blout Professor of Biological Sciences, Harvard School of Public Health and Professor of Medicine, Harvard Medical School. Prior to July 1999, he was the Frederick H. Rawson Professor of Medicine and Pathology and Chief of the Section of Cardiology at the University of Chicago. He is currently president of the Molecular Medicine Society, and a member of the American Society of Clinical Investigation and the American Association of Physicians. He was a founder and Scientific Advisory Board member of Cardiogene, Inc., a biotechnology company specializing in cardiovascular gene therapy. Between 1994 and 1999, he served as a member of the Board of Scientific Counselors of the National Heart, Lung and Blood Institute of the National Institutes of Health. He currently serves on the board of directors of the Ravinia Festival and the Keystone Symposia.

The Rt. Hon. Lord Owen CH              Age 62           Director since 1996

Physician, Politician, and Businessman, London, United Kingdom

David Owen is a British subject. He was a neurologist and Research Fellow on the Medical Unit of St. Thomas' Hospital, London, from 1965 through 1968 and a member of Parliament for Plymouth in the House of Commons from 1966 until he retired in May of 1992. In 1992, he was created a Life Peer and a Member of the House of Lords. In August of 1992, the European Union appointed him Co-Chairman of the International Conference on Former Yugoslavia. He stepped down in June of 1995. Lord Owen was Secretary for Foreign and Commonwealth Affairs from 1977 to 1979 and Minister of Health from 1974 to 1976. He is currently a director of Coats Viyella p.l.c. and executive chairman of Middlesex Holdings p.l.c.

Boone Powell Jr.                      Age 64               Director since 1985

Chairman, Baylor Health Care System, Dallas, Texas

Mr. Powell has been associated with Baylor University Medical Center since 1980 when he was named president and chief executive officer. Prior to joining Baylor, he was president of Hendrick Medical Center in Abilene, Texas. Mr. Powell serves as an active member of Voluntary Hospitals of America. He is a director of Comerica Bank-Texas and U.S. Oncology and a fellow of the American College of Health Care Executives. Mr. Powell is a graduate of Baylor University. He received a master's degree in hospital administration from the University of California.

Addison Barry Rand                   Age 56               Director since 1992

Chairman and Chief Executive Officer, Avis Group Holdings, Inc., Garden City, New York (Automotive Transportation and Vehicle Management Services)

Mr. Rand was named chairman and chief executive officer of Avis Group Holdings, Inc. in November 1999. He served as executive vice president of Worldwide Operations, Xerox Corporation, from 1992 through 1998. Mr. Rand earned a bachelor's degree from American University and master's degrees in business administration and management sciences from Stanford University. He has also been awarded several honorary doctorate degrees. Mr. Rand serves as a director of Agilent Corp. He is also a member of the board of directors of the Urban Family Institute and a member of the Board of Trustees for Howard University. In 1993, he was elected to the National Sales/Marketing Hall of Fame.

W. Ann Reynolds, Ph.D.               Age 63               Director since 1980

President, The University of Alabama at Birmingham, Birmingham, Alabama

In 1997, Dr. Reynolds was appointed president of The University of Alabama at Birmingham. From 1990 to 1997, she served as chancellor of The City University of New York. Prior to that, Dr. Reynolds served as chancellor of The California State University, chief academic officer of Ohio State University and associate vice chancellor for research and dean of the graduate college of the University of Illinois Medical Center. She also held appointments as professor of anatomy, research professor of obstetrics and gynecology, and acting associate dean for academic affairs at the University of Illinois College of Medicine. Dr. Reynolds is a graduate of Emporia State University (Kansas) and holds M.S. and Ph.D. degrees in zoology from the University of Iowa. She is also a director of Humana Inc., Maytag Corporation, and Owens Corning.

Roy S. Roberts                     Age 61                 Director since 1998

Retired Group Vice President, North American Vehicle Sales, Service and Marketing, General Motors Corporation, Detroit, Michigan (Manufacturer of Motor Vehicles)

Mr. Roberts was elected group vice president for North American Vehicle Sales, Service and Marketing of General Motors Corporation in October 1998 and served in that position until April 2000 when he retired. He was vice president and general manager in charge of Field Sales, Service and Parts for the Vehicle Sales, Service and Marketing Group from August 1998 to October 1998, general manager of the Pontiac-GMC Division from February 1996 to October 1998, and general manager of the GMC Truck Division from October 1992 to February 1996. Mr. Roberts first joined General Motors Corporation in 1977 and became a corporate officer of General Motors Corporation in April 1987. Mr. Roberts earned a bachelor's degree from Western Michigan University. He serves as a director of Burlington Northern Santa Fe Corporation; as Trustee Emeritus at Western Michigan University; on the National Board of Directors for the Boy Scouts of America; and on the National Board of The College Fund/UNCF.

William D. Smithburg                Age 62                 Director since 1982

Retired Chairman, President and Chief Executive Officer, The Quaker Oats Company, Chicago, Illinois (Worldwide Food Manufacturer and Marketer of Beverages and Grain-Based Products)

Mr. Smithburg retired from Quaker Oats in October 1997. Mr. Smithburg joined Quaker Oats in 1966 and became president and chief executive officer in 1981, and chairman and chief executive officer in 1983 and also served as president from November 1990 to January 1993 and again from November 1995. Mr. Smithburg was elected to the Quaker board in 1978 and served on its executive committee until he retired. He is also a director of Northern Trust Corporation and Corning Incorporated. He is a member of the board of trustees of Northwestern University. Mr. Smithburg earned a B.S. degree from DePaul University and an M.B.A. degree from Northwestern University.

John R. Walter                      Age 54                 Director since 1990

Chairman of the Board of Manpower, Inc., Milwaukee, Wisconsin
(Employment Services Organization)

Mr. Walter is chairman of the board of Manpower, Inc. He is retired president and chief operating officer of AT&T Corporation, a position held from October 1996 to July 1997. Prior to that time, he was chairman and chief executive officer of R.R. Donnelley & Sons Company, a printing company, having been elected to those positions in 1989. He holds a bachelor's degree from Miami University of Ohio. Mr. Walter serves as a director of Deere & Company, Jones Lang LaSalle, Inc., Celestica Inc., and Applied Graphics Technologies. He is a trustee of the Chicago Symphony Orchestra and Northwestern University, as well as a director of Evanston Northwestern Healthcare and Steppenwolf Theater.

Miles D. White                      Age 45                 Director since 1998

Chairman of the Board and Chief Executive Officer, Abbott Laboratories

Mr. White joined Abbott in 1984. He was elected vice president, diagnostics systems operations in 1993, senior vice president, diagnostics operations in 1994, executive vice president in February 1998, and chief executive officer in January 1999. Mr. White received both his bachelor's degree in mechanical engineering and M.B.A. degree from Stanford University. He serves on the board of trustees of The Field Museum in Chicago, the Art Institute of Chicago and The Culver Educational Foundation. He serves on the board of directors of Evanston Northwestern Healthcare.

Committees of the Board of Directors

The board of directors, which held six meetings in 2000, has five committees established in Abbott's bylaws: the executive committee, audit committee, compensation committee, nominations and board affairs committee, and public policy committee.

The executive committee, whose members are M. D. White, chairman, H. L. Fuller, W. D. Smithburg, and J. R. Walter, did not hold any meetings in 2000. This committee may exercise all the authority of the board in the management of Abbott, except for matters expressly reserved by law for board action.

The audit committee, whose members are W. A. Reynolds, chairman, D. A. Jones, D. A. L. Owen, B. Powell Jr., and J. R. Walter, held three meetings in 2000. This committee provides advice and assistance regarding accounting, auditing, and financial reporting practices of Abbott. Each year, it recommends to the board a firm of independent public accountants to serve as auditors. The audit committee reviews with such auditors the scope and results of their audit, fees for services, and independence in servicing Abbott. The committee also meets with Abbott's internal auditors to evaluate the effectiveness of the work they perform. The committee is governed by a written charter adopted by the board of directors, a copy of which is attached as Exhibit A to this proxy statement. Each of the members of the audit committee is independent and financially literate, as required of audit committee members by the New York Stock Exchange. A copy of the report of the audit committee is on page 17.

The compensation committee, whose members are H. L. Fuller, chairman, J. M. Greenberg, B. Powell Jr., A. B. Rand, and W. D. Smithburg, held two meetings in 2000. This committee is responsible for setting and administering the policies and programs that govern both annual compensation and stock ownership programs. A copy of the report of the compensation committee is on pages 11 and 12.

The nominations and board affairs committee, whose members are D. A. Jones, chairman, D. A. L. Owen, A. B. Rand, W. A. Reynolds, and R. S. Roberts, held two meetings in 2000. This committee develops general criteria regarding the qualifications and selection of board members and officers, recommends candidates for such positions to the board of directors, advises the board of directors with respect to the conduct of board activities, and assists the board in the evaluation of the board's own performance and the performance of the chairman of the board and chief executive officer. A shareholder may recommend persons as potential nominees for director by complying with the procedures on page 19.

The public policy committee, whose members are W. D. Smithburg, chairman, D. A. Jones, W. A. Reynolds, and R. S. Roberts, held three meetings in 2000. This committee has an advisory role with respect to public policy, regulatory, and governmental affairs issues that affect Abbott.

The average attendance of all directors at board and committee meetings in 2000 was 99 percent.

Compensation of Directors

Abbott employees are not compensated for serving on the board or board committees. Non-employee directors are compensated under the Abbott Laboratories Non-Employee Directors' Fee Plan in the amounts of $5,000 for each month of service as director and $667 for each month of service as a chairman of a board committee ($1,600 for each month of service as chairman of the executive committee). Effective with the 2001 Annual Meeting, non-employee directors will be compensated $6,667 for each month of service as a director.

Fees earned under this Plan are paid in cash to the director, paid in the form of non-qualified stock options, or deferred (as a non-funded obligation of Abbott or paid into a grantor trust established by the director) until payments commence (generally at age 65 or upon retirement from the board of directors). If the fees are deferred, the director may elect to have the fees credited to a stock equivalent account under which the fees accrue the same return they would have earned if invested in Abbott common shares. Interest is accrued annually on deferred fees not credited to a stock equivalent account.

Under the Abbott Laboratories 1996 Incentive Stock Program, each non-employee director who is elected to the board of directors at the annual shareholder meeting receives a restricted stock award with a fair market value on the date of the award closest to, but not exceeding $52,000 in 2000, and $65,000 in 2001 and subsequent years. In 2000, this was 1,360 shares. The non-employee directors are entitled to vote these shares and receive all dividends paid on the shares. The shares are nontransferable prior to termination, retirement from the board, death, or a change in control of Abbott.

Security Ownership of Executive Officers and Directors

The table below reflects the numbers of common shares beneficially owned by the chief executive officer and the four other most highly paid executive officers, the directors, and all directors and executive officers of Abbott as a group as of January 31, 2001. It also reflects the number of equivalent stock units held by non-employee directors under the Abbott Laboratories Non-Employee Directors' Fee Plan.

Name	Shares Beneficially Owned, Excluding Options (1)(2)	Equivalent Stock Units

Joy A. Amundson	222,666	0

Roxanne S. Austin	1,000	0

Gary P. Coughlan	235,209	0

William G. Dempsey	117,791	0

H. Laurance Fuller	29,517	38,898

Jack M. Greenberg	1,000	0

Richard A. Gonzalez	110,303	0

David A. Jones	300,270	104,160

Jeffrey M. Leiden, M.D.	78,348	0

The Lord Owen CH	7,726	4,980

Boone Powell Jr.	30,583	60,428

Addison Barry Rand	15,240	0

W. Ann Reynolds, Ph.D.	29,229	60,612

Roy S. Roberts	5,648	0

William D. Smithburg	47,272	89,720

John R. Walter	21,732	25,263

Miles D. White	278,238	0

All directors and executive officers as a group (3) (4)	2,364,858	384,061

Table Footnotes

(1)
The table excludes unexercised option shares which are exercisable within 60 days after January 31, 2001, as follows: J. A. Amundson, 431,810; G. P. Coughlan, 459,749; W. G. Dempsey, 274,862; H. L. Fuller, 23,671; R. A. Gonzalez, 221,758; D. A. L. Owen, 8,131; W. A. Reynolds, 24,355; R. S. Roberts, 12,283; W. D. Smithburg, 22,499; J. R. Walter, 21,871; M. D. White, 918,703; and all directors and executive officers as a group, 4,032,533.

(2)
The table includes the shares held in the officers' accounts in the Abbott Laboratories Stock Retirement Trust as follows: J. A. Amundson, 13,004; G. P. Coughlan, 10,608; W. G. Dempsey, 8,686; R. A. Gonzalez, 15,019; M. D. White, 11,554; and, all executive officers as a group, 161,306. Each officer has shared voting power and sole investment power with respect to the shares held in his or her account.

(3)
G. P. Coughlan is a fiduciary of several employee benefit trusts maintained by Abbott. As such, he has shared voting and/or investment power with respect to the common shares held by those trusts. The table does not include the shares held by the trusts. As of January 31, 2001, these trusts owned a total of 98,204,124 (6.3%) of the outstanding shares of Abbott.

(4)
Excluding G. P. Coughlan's shared voting and/or investment power over the shares held by the trusts described in footnote 3, the directors and executive officers as a group together own beneficially less than one percent of the outstanding shares of Abbott.

Executive Compensation

Report of the Compensation Committee

The Compensation Committee of the board of directors is composed entirely of directors who have never been employees of the corporation. The committee is responsible for setting and administering the policies and programs that govern annual compensation, long-term incentives and stock ownership programs.

The foundation of the executive compensation program is based on principles designed to align compensation with the corporation's business strategy, values and management initiatives. The program:

•  Integrates compensation programs which link total shareholder return with both the corporation's annual and long-term strategic planning and measurement processes.

•  Supports a performance-oriented environment that rewards actual performance that is related to both goals and performance of the corporation as compared to that of industry performance levels.

•  Helps attract and retain key executives who are critical to the long-term success of the corporation.

The key components of the compensation program are base salary, annual incentive award, and long-term incentive awards comprised of equity participation. These components are administered with the goal of providing total compensation that is competitive in the marketplace, recognizes meaningful differences in individual performance, offers the opportunity to earn above average rewards when merited by individual and corporate performance and links management's interest in the company with the interest of all shareholders.

The marketplace is defined by comparing the corporation to a group of major corporations with similar characteristics, including industry and technology emphasis. These companies are included in the Standard and Poor's Healthcare Composite Index. A select group of non-healthcare companies chosen for size and performance comparability to the corporation is used as a secondary source of comparison.

Using compensation survey data from the comparison groups, a target for total compensation and each of its elements — base, incentive and long-term equity-based compensation — is established. The intent is to deliver total compensation that will be in the upper range of pay practices of peer companies when merited by the corporation's performance. To achieve this objective, a substantial portion of executive pay is delivered through performance-related variable compensation programs which are based upon achievement of the corporation's goals. Each year the committee reviews the elements of executive compensation to ensure that the total compensation program, and each of its elements, meets the overall objectives discussed above.

In 2000, total compensation was paid to executives based on individual performance and on the extent to which the business plans for the corporation and their areas of responsibility were achieved or exceeded. Performance goals were substantially met or exceeded and, therefore, compensation was paid accordingly. Base compensation was determined by an assessment of each executive's performance, current salary in relation to the salary range designated for the job, experience and potential for advancement as well as by the performance of the corporation. While many aspects of performance can be measured in financial terms, the committee also evaluated the success of the management team in areas of performance that cannot be measured by traditional accounting tools, including the development and execution of strategic plans, the development of management and employees, and the exercise of leadership within the industry and in the communities that Abbott serves. All of these factors were collectively taken into account by management and the compensation committee in determining the appropriate level of base compensation and annual increases.

The Abbott Performance Incentive Plan (PIP) and Management Incentive Plan (MIP) are designed to reward executives when the corporation achieves certain financial objectives and when each executive's area of responsibility meets its predetermined goals. These goals include financial elements such as consolidated net earnings, profitability, total sales and earnings per share, and non-financial elements such as the achievement of selected strategic goals and the successful development of human resources, including Abbott's diversity initiative. Each year, individual base award allocations are established for PIP participants as a percentage of consolidated net earnings. For 2000, each PIP participant's final award allocation was based on the committee's overall assessment of each participant's achievement of the predetermined goals discussed above. Each year, individual incentive targets are established for MIP participants based on competitive survey data from the group of companies discussed above. As noted above, awards are paid at levels commensurate with performance of the company relative to peer group companies. Under the MIP, 40% of a participant's target incentive award is attributable to corporate performance. The remainder of the incentive award is based on the committee's overall assessment of each participant's achievement of the predetermined goals discussed above.

To motivate and reward its executives and managers and to directly align key employee and shareholder interests, the corporation has provided long-term incentives in the form of equity participation for many years. Grants of stock options, replacement stock options and restricted stock awards are important parts of this relationship. To ensure this objective is achieved, executives follow fixed stock ownership guidelines.

Targeted award ranges for stock options and restricted stock opportunities are determined taking into account competitive practice among the comparison companies noted above. Equity participation targets are set based on established salary ranges and level of performance. As noted above, the target ranges are established such that equity awards are appropriately scaled to the performance of the company within its peer group.

Actual individual awards are determined based on the established competitive target range and the committee's overall assessment of individual performance. The committee considers the amounts of options and restricted stock previously granted and the aggregate size of current awards in deciding to award additional options and restricted stock.

In 2000, the committee granted Mr. White, the corporation's Chairman and Chief Executive Officer, a base salary increase of 3.7%. As reflected in the corporation's financial statements, Abbott's performance in 2000 included a 4.3% growth in sales, and a 13.2% growth in basic earnings per share. In light of this performance and their overall assessment of his performance, the committee determined to award Mr. White a bonus and stock option grant.

It is the committee's policy to establish and maintain compensation programs for executive officers which operate in the best interests of the corporation and its stockholders in achieving the corporation's long-term business objectives. To that end, the committee continues to assess the impact of the Omnibus Budget Reconciliation Act of 1993 on its executive compensation strategy and take action to assure that appropriate levels of deductibility are maintained.

Compensation Committee

H. L. Fuller, chairman, J. M. Greenberg, B. Powell Jr., A. B. Rand, and W. D. Smithburg.

Summary Compensation Table

The following table summarizes compensation earned in 2000, 1999, and 1998 by Abbott's chief executive officer, its four other most highly paid executive officers, and R. L. Parkinson Jr., who served as Abbott's president and chief operating officer until September 1, 2000 (the "named officers").

		Annual Compensation			Long-term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen- sation ($)	Restricted Stock Award(s) ($)(1)	Securities Underlying Options/ SARs (#)(2)		All Other Compen- sation ($)(3)

Miles D. White (4) Chairman of the Board, Chief Executive Officer and Director	2000 1999 1998	$1,390,961 1,306,731 669,615	$1,800,000 800,000 1,000,000	$68,881 40,662 19,363	$0 0 740,000	450,000 350,000 89,895 350,000 57,774	(5) (5)	$63,946 55,087 26,019

Robert L. Parkinson Jr. (6) Retired President, and Chief Operating Officer	2000 1999 1998	982,769 932,692 598,461	1,089,000 600,000 700,000	61,554 36,367 27,412	0 0 740,000	325,000 250,000 133,708 320,000 167,098	(5) (5)	4,350,961 40,258 23,811

Gary P. Coughlan Senior Vice President, Finance and Chief Financial Officer	2000 1999 1998	498,927 480,384 463,846	500,000 384,300 465,000	424,089 289,215 258,909	0 0 0	90,000 22,962 70,000 95,751 80,000 275,439	(5) (5) (5)	22,550 19,889 17,700

Richard A. Gonzalez Executive Vice President, Medical Products	2000 1999 1998	469,673 366,346 308,558	517,000 315,000 300,000	32,351 20,026 18,997	767,188 0 1,036,000	120,000 26,571 70,000 10,012 80,000	(5) (5)	22,017 17,043 14,087

Joy A. Amundson Senior Vice President, Ross Products	2000 1999 1998	428,927 412,404 382,692	436,000 370,000 360,000	91,285 58,075 50,169	346,875 0 740,000	90,000 70,000 29,615 80,000 42,853	(5) (5)	19,830 17,489 14,959

William G. Dempsey Senior Vice President, International Operations	2000 1999 1998	399,154 322,404 263,750	435,000 220,000 220,000	37,618 16,372 0	0 0 962,000	90,000 37,759 70,000 17,859 80,000 17,215	(5) (5) (5)	18,453 13,673 10,310

Table Footnotes

(1)
The number and value of restricted shares held as of December 31, 2000, respectively, were as follows:
M. D. White - 60,000 / $2,906,250;
R. L. Parkinson Jr. - 60,000 / $2,906,250;
G. P. Coughlan - 40,000 / $1,937,500;
R. A. Gonzalez - 60,000 / $2,906,250;
J. A. Amundson - 70,000 / $3,390,625;
and W. G. Dempsey - 56,000 / $2,712,500.
The officers receive all dividends paid on these shares.

(2)
Where necessary, the share balances shown in this table have been adjusted to reflect the May 1998 stock split.

(3)
Other than the 2000 entry for R. L. Parkinson Jr., these amounts are employer contributions made to the Stock Retirement Plan and made or accrued with respect to the 401(k) Supplemental Plan. The year 2000 entry for R. L. Parkinson Jr., consists of $46,197 for such contributions, $4,263,000 paid by Abbott in exchange for his agreement not to compete described on page 15, and the balance for the value of his company car.

(4)
M. D. White became executive vice president of Abbott in February 1998. He was elected chief executive officer in January 1999 and chairman of the board in April 1999.

(5)
These options are replacement stock options. They are described in the table captioned "Options Granted in Last Fiscal Year" on page 14.

(6)
R. L. Parkinson Jr. became executive vice president of Abbott in February 1998. He was elected president and chief operating officer in January 1999 and served in that position until September 1, 2000.

Stock Options

The following tables summarize the named officers' stock option activity during 2000.

Options Granted in Last Fiscal Year

Individual Grants						Potential Gain at Assumed Annual Rates of Stock Price Appreciation for Option Term (1):
Name	Number of Securities Underlying Options/ SARs Granted (#)(2)		% of Total Options/ SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh.)	Expiration Date	5% ($)	10% ($)

Miles D. White	450,000	(3)	2.4%	$34.70	02/10/2010	$9,820,190	$24,886,289

Robert L. Parkinson Jr.	325,000	(3)	1.7%	34.70	02/10/2010	7,092,359	17,973,431

Gary P. Coughlan	90,000	(3)	0.5%	34.70	02/10/2010	1,964,038	4,977,258
Replacement Options:	2,642		0.0%	37.86	02/08/2006	32,742	73,954
	20,320		0.1%	47.57	02/13/2007	354,651	814,305

Richard A. Gonzalez	90,000	(3)	0.5%	34.70	02/10/2010	1,964,038	4,977,258
	30,000	(3)	0.2%	42.03	07/31/2010	792,973	2,009,550
Replacement Options:	2,590		0.0%	40.88	04/27/2005	27,322	59,990
	22,728		0.1%	40.88	02/08/2006	286,344	642,055
	1,253		0.0%	40.88	02/13/2007	19,137	44,059

Joy A. Amundson	90,000	(3)	0.5%	34.70	02/10/2010	1,964,038	4,977,258

William G. Dempsey	90,000	(3)	0.5%	34.70	02/10/2010	1,964,038	4,977,258
Replacement Options:	7,045		0.0%	40.92	12/01/2006	107,701	247,962
	30,714		0.2%	40.92	02/13/2007	486,387	1,125,568

Gain for all Shareholders at Assumed Rates for Appreciation (4):						$47,092,374,621	$119,341,323,307

Table Footnotes

(1)
These amounts assume hypothetical appreciation rates of 5% and 10% over the term of the option, as required by the SEC, and are not intended to forecast the appreciation of the stock price. No gain to the named officers will occur unless the price of Abbott's common shares exceeds the options' exercise price.

(2)
These options contain a replacement option feature. When the option's exercise price is paid (or, in the case of a non-qualified stock option, when the option's exercise price or the withholding taxes resulting on exercise of that option are paid) with shares of Abbott's common stock, a replacement option is granted for the number of shares used to make that payment. The replacement option has an exercise price equal to the fair market value of Abbott's common stock on the date the replacement option is granted, is exercisable in full six months after the date of grant, and has a term expiring on the expiration date of the original option.

(3)
One-third of the shares covered by these options are exercisable after one year; two-thirds after two years; and all after three years.

(4)
Amounts were determined using total shares outstanding at December 31, 2000 of 1,545,934,133 and a December 31, 2000 closing market price of $48.4375 per share.

Aggregated Option/SAR Exercises in Last Fiscal Year and Year-end Option/SAR Values

			Number of Securities Underlying Unexercised Options/SARs at Year-end (#)	Value of Unexercised In-the-Money Options/ SARs at Year-end ($)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable/Unexercisable	Exercisable/Unexercisable

Miles D. White	17,455	$229,558	585,370 / 799,999	$4,377,245 / $7,958,991

Robert L. Parkinson Jr.	0	0	597,712 / 598,332	4,176,184 / 5,974,528

Gary P. Coughlan	41,458	749,861	359,430 / 183,652	1,836,971 / 1,709,143

Richard A. Gonzalez	37,690	715,672	115,188 / 219,903	1,292,838 / 2,084,551

Joy A. Amundson	11,996	182,793	351,811 / 163,332	5,017,415 / 1,691,515

William G. Dempsey	48,848	631,701	194,863 / 163,332	2,468,668 / 1,691,515

Pension and Retirement Arrangements

Abbott and certain subsidiaries maintain a defined benefit pension plan known as the Abbott Laboratories Annuity Retirement Plan covering most employees in the United States, age 21 or older. Pension benefits are generally based on service and eligible earnings for the 60 consecutive months within the final 120 months of employment for which eligible earnings were highest. Pension benefits are partially offset for Social Security benefits.

The following table shows the estimated annual benefits payable to employees upon normal retirement. The amounts shown are computed on a straight life annuity basis without giving effect to Social Security offsets and include supplemental benefits under a nonqualified supplemental pension plan.

Pension Plan Table

	Years of Service
Remuneration	15	20	25	30	35

$900,000	$303,750	$405,000	$472,500	$499,500	$499,500
1,100,000	371,250	495,000	577,500	610,500	610,500
1,300,000	438,750	585,000	682,500	721,500	721,500
1,500,000	506,250	675,000	787,500	832,500	832,500
1,700,000	573,750	765,000	892,500	943,500	943,500
1,900,000	641,250	855,000	997,500	1,054,500	1,054,500
2,100,000	708,750	945,000	1,102,500	1,165,500	1,165,500

The compensation considered in determining the pensions payable to the named officers is the compensation shown in the "Salary" and "Bonus" columns of the Summary Compensation Table on page 13. Pensions accrued under the Annuity Retirement Plan are funded through the Abbott Laboratories Annuity Retirement Trust, established on behalf of all participants in that plan. Pensions accrued under the nonqualified supplemental pension plan with present values exceeding $100,000 are funded through individual trusts established on behalf of the officers who participate in that plan. During 2000, the following amounts, less applicable tax withholdings, were deposited in such individual trusts established on behalf of the named officers: M. D. White, $513,406; R. L. Parkinson Jr., $27,957; G. P. Coughlan, $1,201,925; R. A. Gonzalez, $142,007; J. A. Amundson, $145,009; and W. G. Dempsey, $133,169. As of December 31, 2000, the years of service credited under the Plan for the named officers were as follows: M. D. White - 16; R. L. Parkinson Jr. - 24; G. P. Coughlan - 10; R. A. Gonzalez - 20; J. A. Amundson - 17; and W. G. Dempsey - 18.

On January 31, 2001, after nearly 25 years of exemplary service, R. L. Parkinson Jr. retired from Abbott. In recognition of his service, Abbott vested the restricted stock awards Mr. Parkinson was granted in 1997 and 1998 (these shares are described in footnote 1 of the Summary Compensation Table on page 13) and gave him the option to take title to his company car. Abbott also paid Mr. Parkinson his performance bonus for 2000 (this bonus is also shown on the Summary Compensation Table). Consistent with industry practice and recognizing that he may consider other opportunities in the health care field, Abbott paid Mr. Parkinson $4,263,000 (equivalent to approximately two years of salary and bonus) in exchange for his agreement not to compete with Abbott until July 31, 2002.

Key Employee Retention

Abbott has change in control arrangements with its management team, in the form of change in control agreements for Abbott officers and a change in control plan for other key management personnel. The agreements with the named officers are described below.

The agreements with the named officers continue in effect until December 31, 2003, and at the end of each year will automatically be extended through the third year thereafter unless Abbott notifies the officer that the agreement will not be extended. The agreements also automatically extend for two years following any change in control that occurs while they are in effect. The agreements provide that if the officer is terminated other than for specified reasons or if the officer elects to terminate employment under certain circumstances during a potential change in control or within two years following a change in control of Abbott, the officer is entitled to receive a lump sum payment equal to 3 times the officer's annual salary and bonus (assuming for this purpose that all target performance goals have been achieved or, if higher, based on the average bonus for the last 3 years), plus any unpaid bonus owing for any completed performance period and the pro rata bonus for any current bonus period (both based on the highest of the actual bonus earned, the bonus assuming achievement of target performance, or the average bonus for the past 3 years). The officer will also receive up to 3 years of additional employee benefits (including the value of 3 more years of pension accruals), payment of a portion of any excise taxes and other related taxes and payments for which the officer is responsible as a result of the agreement, and reimbursement of certain legal, tax and audit fees. The agreements also limit the conduct for which awards under Abbott's stock incentive programs can be terminated and generally permit options to remain exercisable for the remainder of their term. Independent compensation consultants confirm that the level of payments provided under the agreements is consistent with current market practice.

Under the agreements, a "change in control" occurs on the earliest of the following dates:

•  The date any entity or person (including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934) becomes the beneficial owner of, or obtains voting control over, 20% or more of the outstanding common shares of Abbott.

•  The date on which Abbott (A) merges or consolidates with or into another corporation, or merges another corporation into Abbott, in which Abbott is not the continuing or surviving corporation or pursuant to which any common shares of Abbott are converted into cash, securities of another corporation, or other property, other than a merger or consolidation of Abbott in which holders of common shares immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation or its parent corporation immediately after the merger as immediately before, or (B) sells or otherwise disposes of substantially all of Abbott's assets.

•  The date on which there has been a change in a majority of the board of directors of Abbott within a 12 month period unless the nomination for election by Abbott's shareholders of each new director was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the 12 month period.

A potential change in control occurs if Abbott enters into an agreement which would result in a change in control, Abbott or anyone else publicly announces an intent to take or consider actions which would constitute a change in control, any person or group acquires beneficial ownership of 10% or more of Abbott's common shares, or Abbott's board adopts a resolution that a potential change in control exists.

Abbott's stock incentive programs provide that, as of the date of a change in control, all outstanding stock options and limited stock appreciation rights become fully exercisable and the terms and conditions of any outstanding restricted stock awards are deemed satisfied. The stock incentive programs use a definition of change in control that is generally similar to the definition used in the agreements except that a change in control is triggered when an entity or person, becomes the beneficial owner of, or obtains voting control over, 30% or more of the outstanding common shares of Abbott.

Performance Graph

The following graph compares the change in Abbott's cumulative total shareholder return on its common shares with the Standard and Poor's® 500 Stock Index and the Standard and Poor's® Healthcare Composite Index.

Selection of Independent Public Accountants (Item 2 on Proxy Card)

Abbott's bylaws provide that, upon the recommendation of the audit committee, the board of directors shall appoint annually a firm of independent public accountants to serve as auditors and that such appointment shall be submitted for ratification by the shareholders at the Annual Meeting. The board has appointed Arthur Andersen LLP to act as auditors for the current year. This firm has served as Abbott's auditors since 1963. The board of directors recommends a vote FOR ratification of the selection of Arthur Andersen LLP as independent public accountants for 2001.

Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

Audit Fees

For 2000, Arthur Andersen LLP and its affiliates billed or will bill Abbott an aggregate of $3.8 million for professional services rendered for the audit of Abbott's 2000 financial statements and the review of Abbott's financial statements included in the quarterly reports on Securities and Exchange Commission Form 10-Q filed by Abbott in 2000.

Financial Information Systems Design and Implementation Fees

For 2000, Arthur Andersen LLP did not render any professional services for Abbott in connection with Financial Information Systems Design and Implementation.

All Other Fees

For 2000, Arthur Andersen LLP billed Abbott an aggregate of $6.2 million for all other non-audit services performed for Abbott.

Report of the Audit Committee

Management is responsible for Abbott's internal controls and the financial reporting process. The independent auditors are responsible for performing an audit of Abbott's financial statements in accordance with generally accepted auditing standards and for expressing an opinion on those financial statements based on their audit. The audit committee reviews these processes on behalf of the board of directors. In this context, the committee has reviewed and discussed the audited financial statements contained in the 2000 Annual Report on Form 10-K with Abbott's management and its independent auditors.

The committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.

The committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as amended, and has discussed with the independent auditors their independence. The committee has also considered whether the provision of the services described above under the captions "Financial Information Systems Design and Implementation Fees" and "All Other Fees" is compatible with maintaining the independence of the independent auditors.

Based on the review and discussions referred to above, the committee recommended to the board of directors that the audited financial statements be included in Abbott's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

Audit Committee

W. A. Reynolds, chairman, D. A. Jones, D. A. L. Owen, B. Powell Jr., and J. R. Walter.

Shareholder Proposal Relating to
Prescription Drug Pricing
(Item 3 on Proxy Card)

A shareholder proposal is included in this proxy statement. Abbott is advised that the proposal will be presented for action at the Annual Meeting. The proposed resolution and the statement made in support thereof are presented below. The names and addresses of the shareholders submitting the proposal will be furnished by Abbott to any person requesting such information. The board of directors recommends that you vote AGAINST the proposal.

Shareholder Proposal

Whereas: Important as prescription drugs are, not everyone has access to them. Millions of Americans have inadequate or no insurance coverage for drugs;

Most people without drug coverage purchase their needed drugs at a retail pharmacy;

A Report prepared for the President by the Department of Health and Human Services (Prescription Drug Coverage, Spending, Utilization, and Prices, April 2000) found that:

•  Individuals without drug coverage pay a higher price at the retail pharmacy than the total price paid on behalf of those with drug coverage.

•  In 1999, excluding the effects of rebates, the typical cash customer paid nearly 15% more than the customer with third-party coverage. For a quarter of the most common drugs, the price difference between cash and third parties was even higher — over 20%.

•  For the most commonly prescribed drugs, the price difference between cash customers and those with third-party coverage grew substantially larger between 1996 and 1999.

This same Report found that the markup added by the wholesaler, after purchase from the manufacturer, is "generally small, perhaps 2% - 4%." (ch. 3, p. 101);

The literature cited in the Report suggests that pharmacy margins have been falling in recent years; (p. 103)

Pharmaceutical manufacturers spent $1.9 billion on advertising in 1999 — double the amount spent in 1997 (Business Week May 22, 2000);

RESOLVED: Shareholders request the Board of Directors to:

1.
Create and implement a policy of price restraint on prescription drugs, utilizing a combination of approaches to keep drug prices at reasonable levels.

2.
Report to shareholders by September, 2001 on changes in policies and pricing procedures for prescription drugs (withholding any competitive information, and at reasonable cost).

Proponent's Statement in Support of Shareholder Proposal

We suggest that the policy include a restraint on each individual drug and that it not be based on averages which can mask tremendous disparities: a low price increase for one compound and a high price increase for another; one price for a "favored customer" (usually low) and another for the retail customer (usually high).

We understand the need for ongoing research and appreciate the role that our company has played in the development of new medicines. We are also aware that the cost of research is only one determinant for the final price of a drug. Advertising is another significant company expenditure. Thus, we believe that price restraint can be achieved without sacrificing necessary research efforts.

Board of Directors Statement in Opposition to Shareholder Proposal

Abbott Laboratories is committed to responsible pricing to ensure the broadest possible access to its products. The company shares the shareholders' concern that millions of Americans do not have access to prescription drugs. Lack of insurance coverage, not prices, is the fundamental cause of inadequate access. Abbott supports efforts directed toward strengthening and improving current insurance programs, particularly Medicare, so that senior citizens and others without adequate insurance may purchase the medicines needed to sustain a high quality of life.

Abbott continues to price all of its products responsibly and competitively. The company adjusts its prices based on a number of factors, including our responsibility to fund appropriate levels of research and development to sustain future product development. This investment is particularly critical today as expanding scientific knowledge creates unprecedented opportunities to convert this understanding into medical products of extraordinary value to patients. Many other related factors all influence pricing decisions including, currency exchange and global inflation rates; government regulatory requirements; patent life and market exclusivity timeframes; added product value and scientific superiority; competitive landscape; and cost of goods.

In addition to the company's philosophy of responsible pricing, Abbott assists patients unable to afford medications. Abbott provides free prescriptions to thousands of patients. Our Early Access Program for Kaletra is an example of how the company has provided free drug access to thousands of HIV/AIDS patients prior to approval.

A policy of price constraints will not address the issue of access or serve the best interests of patients, who rely on the company's significant investment in research and development to develop innovative, cost-effective medicines that save and improve lives.

The board of directors recommends you vote AGAINST the proposal.

Section 16(a) Beneficial Ownership
Reporting Compliance

Due to administrative errors, three reports for Boone Powell Jr., a director of the corporation, were filed late. All three reports were related to the administration of his parents' estates: two reporting inheritances of Abbott common stock and the other reporting a purchase of Abbott common stock from his father's estate. Due to a clerical oversight on the part of Abbott, one report of a purchase of Abbott stock by Roxanne Austin, a director of Abbott, was filed late.

Other Matters

Five shareholder derivative suits relating to alleged noncompliance with the United States Food and Drug Administration's Quality System Regulation at Abbott's Diagnostic Division facilities in Lake County, Illinois have been filed against Abbott's current directors and, in two of these suits, against certain former directors. These derivative actions allege the defendants breached their fiduciary duties by, among other things, allowing the alleged regulatory noncompliance and causing Abbott to pay $100 million to the federal government and withdraw certain medical diagnostic kits from the U.S. market. The plaintiffs request unspecified monetary damages, including punitive and exemplary damages, to be paid to Abbott, reimbursement of their legal fees and costs, and various forms of other relief. As required by its restated articles of incorporation, Abbott has advanced defense costs on behalf of the present and former directors named in these suits.

Date for Receipt of Shareholder Proposals for the 2001 Annual Meeting Proxy Statement

Shareholder proposals for presentation at the 2002 Annual Meeting must be received by Abbott no later than November 13, 2001 and must otherwise comply with the applicable requirements of the Securities and Exchange Commission to be considered for inclusion in the proxy statement and proxy for the 2002 meeting.

Procedure for Recommendation and Nomination of Directors and Transaction of Business at Annual Meeting

A shareholder may recommend persons as potential nominees for director by submitting the names of such persons in writing to the chairman of the nominations and board affairs committee or the secretary of Abbott. Recommendations should be accompanied by a statement of qualifications and confirmation of the person's willingness to serve.

A shareholder may directly nominate persons for director only by complying with the following procedure: the shareholder must submit the names of such persons in writing to the secretary of Abbott not earlier than October 1 nor later than the first business day of January prior to the date of the Annual Meeting. The nominations must be accompanied by a statement setting forth the name, age, business address, residence address, principal occupation, qualifications, and number of shares of Abbott owned by the nominee and the name, record address, and number of shares of Abbott owned by the shareholder making the nomination.

A shareholder may properly bring business before the Annual Meeting of Shareholders only by complying with the following procedure: the shareholder must submit to the secretary of Abbott, not earlier than October 1 nor later than the first business day of January prior to the date of the Annual Meeting, a written statement describing the business to be discussed, the reasons for conducting such business at the Annual Meeting, the name, record address, and number of shares of Abbott owned by the shareholder making the submission, and a description of any material interest of the shareholder in such business.

General

It is important that proxies be returned promptly. Shareholders are urged, regardless of the number of shares owned, to vote their shares. Most of Abbott's shareholders may vote their shares by telephone or the Internet. Shareholders who wish to vote by mail should sign and return their proxy card in the enclosed business reply envelope. Shareholders who vote by telephone or the Internet do not need to return their proxy card.

The Annual Meeting will be held at Abbott's headquarters, 100 Abbott Park Road, located at the intersection of Route 137 and Waukegan Road, Lake County, Illinois. Admission to the meeting will be by admission card only. A shareholder planning to attend the meeting should promptly complete and return the reservation form to assure timely receipt of an admission card.

                          By order of the board of directors.

                          JOSE M. DE LASA
                           SECRETARY

EXHIBIT A

ABBOTT LABORATORIES AUDIT COMMITTEE CHARTER

   I. Organization. The Audit Committee of the Board of Directors shall be composed of at least three (3) directors. All of the members of the Audit Committee must be independent of management and the Corporation and must be financially literate or become financially literate within a reasonable period of time after appointment to the Audit Committee. At least one member of the Audit Committee shall have accounting or related financial management expertise.

  II. Statement of Policy. The Audit Committee shall assist the Board of Directors in fulfilling its oversight responsibility with respect to the Corporation's accounting and financial reporting practices, the quality and integrity of financial reports and the audit process. In so doing, the Audit Committee has the authority and responsibility to ensure that the Corporation's internal and independent auditors are ultimately accountable to the Audit Committee and the Board of Directors and to select, evaluate and, where appropriate, replace the independent auditors.

  III. Responsibilities. In carrying out its responsibilities, the Audit Committee shall meet as necessary with the independent auditors, internal auditors and financial management of the Corporation. The Audit Committee may conduct or authorize investigations into any matters within the scope of its responsibilities and may retain independent counsel, accountants or others to assist it in the conduct of its responsibilities, including investigations.

The Audit Committee shall:

1.
Review with the independent auditors, internal auditors and financial management, the adequacy, effectiveness and quality of the Corporation's accounting and financial reporting principles, policies, procedures and controls, and elicit from such group any recommendations for improvements.

2.
Review, with the independent auditors and financial management, the annual and quarterly financial statements before their initial incorporation into the Corporation's filings with the Securities and Exchange Commission. The Chairman may represent the entire Audit Committee for purposes of the review of the quarterly financial statements.

3.
Review legal and regulatory matters, as well as any other potentially significant risks or exposures, that may have a material impact on the Corporation's financial statements.

4.
Annually recommend to the Board of Directors a firm of independent public accountants to act as auditors of the Corporation. Prior to making such recommendation, the Audit Committee shall obtain from the independent auditors a written statement delineating all relationships that in the independent auditors' professional judgment could be thought to bear on independence. The Audit Committee shall discuss with the independent auditors any relationships disclosed in such statement and shall, if necessary, recommend that the Board of Directors take appropriate action to ensure the auditors' independence.

5.
Review with the independent auditors and financial management the scope, procedures and fees for the proposed audit for the current year and, at the conclusion thereof, review such audit, including any comments or recommendations of the independent auditors.

6.
Review the internal audit function, including the department's independence, authority and reporting obligations, the proposed audit plan for the coming year, the coordination of such audit plan with the independent auditors, the results of such internal audits and a specific review of any significant issues.

7.
Provide opportunity for the internal auditors and independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the evaluation of the Corporation's financial, accounting, and auditing personnel, and the cooperation received and any difficulties encountered during the course of the respective audits.

8.
Adopt a report to be included in the Corporation's proxy statement, which shall include a discussion of the topics required by the rules and regulations of the Securities and Exchange Commission and New York Stock Exchange.

9.
Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

A-1

Abbott Laboratories
100 Abbott Park Road
Abbott Park, Illinois 60064-6400 U.S.A.

Notice of Annual Meeting
of Shareholders
and Proxy Statement

Meeting Date
April 27, 2001

YOUR VOTE IS IMPORTANT!
Please sign and promptly return your proxy
in the enclosed envelope or vote your
shares by telephone or using the Internet.

Reservation Form for Annual Meeting

I am a shareholder of Abbott Laboratories and plan to attend the Annual
Meeting to be held at Abbott's headquarters, 100 Abbott Park Road, located at the intersection of Route 137 and Waukegan Road, Lake
County, Illinois at 9:00 a.m. on Friday, April 27, 2001.

Please send me an admission card.

Name

Please Print
Address

City	State	Zip Code

Area code and phone number

If you plan to attend the meeting, please complete and return the Reservation Form directly to Abbott Laboratories, Annual Meeting Ticket Requests, D-32L AP6D,
100 Abbott Park Road, Abbott Park, Illinois 60064-6049.
To avoid a delay in the receipt of your admission card, do not return this form with your proxy card or mail it in the enclosed business envelope.

DETACH HERE

PROXY

ABBOTT LABORATORIES

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned, revoking previous proxies, acknowledges receipt of the Notice and Proxy Statement dated March 13, 2001, in connection with the Annual Meeting of Shareholders of Abbott Laboratories to be held at 9:00 a.m. on April 27, 2001, at the corporation's headquarters, and hereby appoints MILES D. WHITE and JOSE M. DE LASA, or either of them, proxy for the undersigned, with power of substitution, to represent and vote all shares of the undersigned upon all matters properly coming before the Annual Meeting or any adjournments thereof.

INSTRUCTIONS: This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Items 1 and 2 and AGAINST Item 3.

SEE REVERSE SIDE	(Important - Please sign and date on other side.)	SEE REVERSE SIDE

ABBOTT LABORATORIES

Vote by Telephone	Vote by Internet

It's fast, convenient, and immediate! Call Toll-Free on a Touch-Tone Phone 1-877-PRX-VOTE (1-877-779-8683)	It's fast, convenient, and your vote is immediately confirmed and posted.

Follow these four easy steps:		Follow these four easy steps:
1.	Read the accompanying Proxy Statement and Proxy Card.	1.	Read the accompanying Proxy Statement and Proxy Card.
2.	Call the toll-free number 1-877-PRX-VOTE (1-877-779-8683). For shareholders residing outside the United States call collect on a touch-tone phone 1-201-538-8073.	2.	Go to the Website http://www.eproxyvote.com/abt
3.	Enter your 14-digit Voter Control Number located on your Proxy Card above your name.	3.	Enter your 14-digit Voter Control Number located on your Proxy Card above your name.
4.	Follow the recorded instructions.	4.	Follow the instructions provided.

Your vote is important! Call 1-877-PRX-VOTE anytime!		Your vote is important! Go to http://www.eproxyvote.com/abt anytime!

Do not return your Proxy Card if you are voting by Telephone or Internet

DETACH HERE

/x/	Please mark votes as in this example.

The Board of Directors recommends that you vote FOR Items 1 and 2.

1.	Election of 13 Directors
Nominees: (01) R.S. Austin, (02) H.L. Fuller, (03) J.M. Greenberg, (04) D.A. Jones, (05) J.M. Leiden,
	(06) D.A.L. Owen, (07) B. Powell Jr., (08) A.B. Rand,			FOR	AGAINST	ABSTAIN
	(09) W.A. Reynolds, (10) R.S. Roberts, (11) W.D. Smithburg, (12) J.R. Walter, and (13) M.D. White.	2.	Ratification of Arthur Andersen LLP as auditors.	/ /	/ /	/ /
	FOR WITHHELD / / / /	The Board of Directors recommends that you vote AGAINST Item 3.
/ /
	FOR, except vote withheld from the above nominee(s).			FOR	AGAINST	ABSTAIN
		3.	Shareholder Proposal—Prescription Drug Pricing.	/ /	/ /	/ /

MARK HERE FOR ADDRESS CHANGE AND                     / /
 NOTE AT LEFT
Each joint tenant should sign: executors, administrators, trustees, etc. should give full title and, where more than one is named, a majority should sign.
Please read other side before signing.
Signature:	Date:	Signature:	Date:

QuickLinks

Information about the Annual Meeting
Information Concerning Security Ownership
Information Concerning Nominees for Directors (Item 1 on Proxy Card)
Nominees for Election as Directors
Committees of the Board of Directors
Compensation of Directors
Security Ownership of Executive Officers and Directors
Executive Compensation
Selection of Independent Public Accountants (Item 2 on Proxy Card)
Report of the Audit Committee
Shareholder Proposal Relating to Prescription Drug Pricing (Item 3 on Proxy Card)
Shareholder Proposal
Proponent's Statement in Support of Shareholder Proposal
Board of Directors Statement in Opposition to Shareholder Proposal
Section 16(a) Beneficial Ownership Reporting Compliance
Other Matters
Date for Receipt of Shareholder Proposals for the 2001 Annual Meeting Proxy Statement
Procedure for Recommendation and Nomination of Directors and Transaction of Business at Annual Meeting
General
ABBOTT LABORATORIES AUDIT COMMITTEE CHARTER